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                                                                   Exhibit 11(b)

                                December 21, 2005

Liberty Asset Allocation Fund, Variable Series
c/o SteinRoe Variable Investment Trust
One Financial Center
Boston, Massachusetts 02111-2621

Ladies and Gentlemen:

We consent to the filing of form of the legal opinion our firm expects to deliver in connection with the proposed combination of Liberty Asset Allocation Fund, Variable Series, a series of SteinRoe Variable Investment Trust (the "Trust"), with Nations Asset Allocation Portfolio, a series of Nations Separate Account Trust, with and as part of the Registration Statement of the Trust on Form N-14.

                                                    Very truly yours,

                                                    /s/ Ropes & Gray LLP
                                                    ---------------------------
                                                    Ropes & Gray LLP